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[COOPERS & LYBRAND LETTERHEAD]                                     EXHIBIT 23




Ford Motor Company
The American Road
Dearborn, Michigan


                      CONSENT OF COOPERS & LYBRAND L.L.P.

Re:      Ford Motor Company Registration Statements Nos. 2-95018, 2-95020,
33-9722, 33-14951, 33-19036, 33-36043, 33-36061, 33-39402, 33-50087, 33-50194,
33-50238, 33-54304, 33-54344, 33-54348, 33-54275, 33-54283, 33-54735, 33-54737,
33-55847 and 33-56785 on Form S-8, and 2-42133, 33-32641, 33-40638, 33-43085,
33-45887, 33-55474 and 33-55171 on Form S-3

We consent to the incorporation by reference in the above Registration Statements of our report dated January 27, 1995 to the Board of Directors and Stockholders of Ford Motor Company which is included in this Annual Report on Form 10-K.




COOPERS & LYBRAND L.L.P.

COOPERS & LYBRAND L.L.P.

400 Renaissance Center
Detroit, Michigan  48243
March 14, 1995